Exhibit 5

EXHIBIT 5
LOCK-UP AGREEMENT

 October 14, 2011

J. P. MORGAN SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
As Representatives of
the several Underwriters listed in
Schedule 1 to the Underwriting
Agreement referred to below

c/o J. P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Re:           ChemoCentryx, Inc.--- Initial Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with ChemoCentryx, Inc., a Delaware corporation (the “Company”), providing for the initial public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common stock, par value $0.001 per share, of the Company (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Common Stock, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J. P. Morgan Securities LLC and Citigroup Global Markets Inc. on behalf of the Underwriters, the undersigned will not, during the period beginning on the date hereof and ending 180 days after the date of the final prospectus (the “Lock-Up Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended), or publicly disclose the intention to make any such offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than transfers:

(A) if the undersigned is a director or executive officer of the Company, pursuant to the entry by the undersigned into written trading plans designed to comply with Rule 10b5-1 of the Exchange Act, provided that no sales, transfers or other dispositions may occur under such plans until the expiration of the Lock-Up Period and no public announcement regarding such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company; or

(B) as a bona fide gift or gifts or other dispositions by will or intestacy; or

(C) to a trust the beneficiaries of which are exclusively the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(D) to an immediate family member, a partnership or limited liability company formed for estate planning purposes for the direct or indirect benefit of the undersigned or the immediate family member of the undersigned; or

(E) to a spouse, former spouse, child or other dependent pursuant to a domestic relations order or an order of a court of competent jurisdiction; or

(F) as a distribution or transfer, without consideration, to limited partners, limited liability company members or stockholders of the undersigned; or

(G) if the undersigned is a corporation, to the undersigned’s affiliates other than venture capital funds; or

(H) the transfer of shares of Common Stock to the Company in connection with the cashless exercise of options to purchase Common Stock; or

(I) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (B) through (H) above;

provided that in the case of any transfer or distribution pursuant to clause (B) through (I), each transferee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (B) through (I), no filing by any party (donor, donee, transferor or transferee) under Section 16 of the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Common Stock the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) J.P. Morgan Securities LLC and Citigroup Global Markets Inc. on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, J.P. Morgan Securities LLC and Citigroup Global Markets Inc. on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by J.P. Morgan Securities LLC and Citigroup Global Markets Inc. on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the Lock-Up Period shall continue until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The obligations set forth herein shall only become effective once all officers, directors, and the five percent (5%) stockholders of the Company enter into a substantially similar agreement.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, (i) if the Underwriting Agreement does not become effective on or before September 30, 2012, (ii) prior to the execution of the Underwriting Agreement, the Company notifies the Representatives in writing that the Company does not intend to proceed with the Public Offering, (iii) the registration statement filed with the Securities and Exchange Commission with respect to the Public Offering is withdrawn, or(iv) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement.  The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

GLAXO GROUP LIMITED

By:  /s/ Vaughn Walton
       Name: Vaughn Walton
       Title: Authorised Signatory For and
                 on behalf of Edinburgh
                 Pharmaceutical Industries Limited
                 Corporate Director

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